UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 13, 2007

GTA-IB, LLC
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-120538	05-0546226
(Commission File Number)	(IRS Employer Identification No.)

36750 US 19N., Palm Harbor, Florida	34684
(Address of Principal Executive Offices)	(Zip Code)

(727) 942-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information under Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On July 13, 2007, GTA-IB, LLC (the “Company”) entered into a Facility Management Agreement Termination Agreement (the “Troon Termination Agreement”) with Troon Golf, L.L.C., a Delaware limited liability company (“Troon”), pursuant to which the Facility Management Agreement, dated as of July 15, 2004, as amended (the “Management Agreement”), that contemplated the management and operation of the Innisbrook Resort and Golf Club, was terminated on July 15, 2007 (the “Termination”).

Under the Troon Termination Agreement (a) Troon will be entitled to retain all sums received by it prior to the Termination, and (b) the Company will pay Troon $177,000 in connection with accrued fees and reimbursable expenses and a supplemental fee of $800,000 due pursuant to the Management Agreement. These amounts were previously accrued and recorded in our financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTA-IB, LLC (Registrant)

Date: July 19, 2007	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II President and Chief Executive Officer